UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported):  November 15, 2018

SPECTRUM BRANDS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4219	74-1339132
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

SB/RH HOLDINGS, LLC
(Exact name of registrant as specified in its charter)

Delaware	333-192634-03	27-2812840
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
3001 Deming Way
Middleton, Wisconsin 53562
(Address of principal executive offices)
(608) 275-3340
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.           Entry into a Material Definitive Agreement.
Agreements with Energizer Holdings
On November 15, 2018, Spectrum Brands Holdings, Inc., a Delaware corporation (the “Company”) announced that it had entered into the following agreements with Energizer Holdings, Inc., a Missouri corporation (“Energizer”): (i) an amended and restated agreement for the previously disclosed sale of its global battery, lighting and portable power business (the “GBL Business”) to Energizer; and (ii) a definitive agreement for the newly announced sale of its global auto care business (the “GAC Business”) to Energizer.
Amended and Restated Agreement for Sale of Global Battery & Lighting Business
As previously disclosed, on January 15, 2018, the Company entered into a definitive Acquisition Agreement (the “GBL Acquisition Agreement”) with Energizer, pursuant to which Energizer agreed to acquire the GBL Business from the Company for an aggregate purchase price of $2.0 billion in cash, subject to customary purchase price adjustments.
On November 15, 2018, the Company and Energizer entered into an Amended and Restated Acquisition Agreement (the “GBL Amended Agreement”), pursuant to which Energizer agreed that it would, to the extent required to obtain regulatory approval of the proposed transaction, divest the Europe-based Varta® consumer battery business, including manufacturing and distribution facilities in Germany. The Company and Energizer also agreed that: (i) to the extent the proceeds from the sale of the Europe-based Varta® consumer battery business are less than the targeted sales price, the Company will reimburse Energizer for a portion of such shortfall (up to a maximum reimbursement obligation of $200 million); and (ii) to the extent the proceeds from the sale of the Europe-based Varta® consumer battery business are greater than the targeted sales price, the Company will receive a portion of such excess.
Except as set forth above, the material terms of the GBL Amended Agreement are substantially the same as the terms of the GBL Acquisition Agreement, which were previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by the Company’s wholly owned subsidiary, Spectrum Brands Legacy, Inc., on January 15, 2018 (File No. 001-34757).
Definitive Agreement for Sale of Global Auto Care Business
On November 15, 2018, the Company entered into a definitive Acquisition Agreement (the “GAC Acquisition Agreement”) with Energizer. On the terms and subject to the conditions set forth in the GAC Acquisition Agreement, Energizer agreed to acquire from the Company (the “GAC Acquisition”) its GAC Business for a purchase price of $937.5 million in cash, subject to adjustments described in the GAC Acquisition Agreement (the “Cash Purchase Price”), plus the Stock Consideration described below and plus a “ticking fee” of up to approximately $6.8 million per month in the event acquisition of the GBL Business has not been completed and the closing of the GAC Acquisition is delayed.
The “Stock Consideration” will consist of a number of shares (the “Shares”) of common stock of Energizer (the “Common Stock”) that is equal to $312,500,000.00 divided by the volume-weighted average sales price per share of the Common Stock for the 10 consecutive trading days immediately preceding the date of the GAC Acquisition Agreement, as more specifically described in the GAC Acquisition Agreement (the “Common Stock VWAP”), subject to adjustments described in the GAC Acquisition Agreement. In addition, among other things, the Cash Purchase Price will be adjusted based on any difference between the Common Stock VWAP and volume-weighted average sales price per share of the Common Stock for the 20 consecutive trading days beginning on the 10th trading day immediately preceding the date of the GAC Acquisition Agreement.
The GAC Acquisition Agreement provides that, upon the terms and subject to the conditions set forth in the GAC

Acquisition Agreement, Energizer will purchase the equity of certain subsidiaries of the Company involved in, and certain assets of the Company and its subsidiaries used or held for use primarily in, or that arise primarily out of, the GAC Business, and will assume certain liabilities arising primarily out of or relating primarily to the ownership, operation or conduct of the GAC Business or any acquired assets.
In the GAC Acquisition Agreement, the Company and Energizer have made representations and warranties and have agreed to covenants relating to the GAC Acquisition. Among other things, prior to the consummation of the GAC Acquisition, the Company will be subject to certain business conduct restrictions with respect to its operation of the GAC Business and Energizer and its subsidiaries will be subject to certain restrictions with respect to the issuance, sale, acquisition or redemption of Energizer’s and its subsidiaries’ securities.
The Company and Energizer have agreed to indemnify each other for certain losses that result from, relate to or arise out of certain breaches by the other party of the GAC Acquisition Agreement and for certain other matters. Among other things, pursuant to the terms in the GAC Acquisition Agreement, the Company has agreed to indemnify Energizer for certain losses relating to liabilities retained by the Company, and Energizer has agreed to indemnify the Company for liabilities assumed by Energizer and the operation of the GAC Business from and after the closing. Subject to the GAC Acquisition Agreement, the Company will indemnify Energizer for certain losses relating to liabilities arising primarily out of or relating primarily to products sourced, manufactured, sold or distributed prior to the closing or arising primarily out of or relating primarily to pre-closing acts or omissions in connection with such products, subject to certain limits, and Energizer will bear the risk for a portion of those losses.

Pursuant to the terms of a “go-shop” provision in the GAC Acquisition Agreement, during the period from the date of the GAC Acquisition Agreement through the 35th calendar day after such date (the “Go-Shop Period”), the Company and its subsidiaries and representatives may solicit, discuss and negotiate alternative proposals from third parties for the sale of more than 90% of the revenues, assets, liabilities and equity associated with the GAC Business provided that the definitive documentation for such proposals have no diligence, financing or other condition not provided to Energizer under the GAC Acquisition Agreement (any such proposals, “Qualified Bids”). After the Go-Shop Period terminates, the Company may continue to negotiate for another five days only with a person that made a Qualified Bid that the Company`s board of directors determines in good faith constitutes a “Superior Proposal”, as defined in the Acquisition Agreement, or is reasonably likely to constitute a Superior Proposal within five days after termination of the Go-Shop Period. Subject to various limits and the terms and conditions provided for in the GAC Acquisition Agreement, the Company may enter into an alternative transaction with a bidder that has submitted a Qualified Bid that is a “Superior Proposal” during the period provided for in the GAC Acquisition Agreement and terminate the GAC Acquisition Agreement, provided that (a) the Company provides Energizer with the specified notice (the “Notice Period”), (b) the Company negotiates reasonably with Energizer during the Notice Period to make adjustments to the GAC Acquisition Agreement terms so that the Qualified Bid will no longer be a “Superior Proposal”, (c) the Company pays a $65 million termination fee to Energizer, and (d) the Company and its board of directors determines in good faith that the Qualified Bid remains a “Superior Proposal”. Subject to the above go-shop rights, the Company agrees under the GAC Acquisition Agreement to customary “no shop” restrictions on its and its representatives’ ability to solicit, discuss and negotiate alternative acquisition proposals from third parties.
The Company and Energizer have agreed to enter into related agreements ancillary to the GAC Acquisition that will become effective upon the consummation of the GAC Acquisition, including a transition services agreement and reverse transition services agreement as well as a Shareholder Agreement (as described below).
The consummation of the GAC Acquisition is subject to certain conditions to each party’s obligations, including, among other things, (i) the expiration or termination of required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (ii) the expiration or termination of certain waiting periods and the receipt of certain other antitrust approvals in certain specified foreign jurisdictions (the conditions contained in (i) and (ii) together, the “Antitrust Conditions”), (iii) the accuracy of the representations and warranties of the other party (generally subject to a customary material adverse effect standard (as described in the GAC Acquisition

Agreement) or other customary materiality qualifications), (iv) the absence of governmental restrictions on the consummation of the GAC Acquisition in certain jurisdictions, and (v) compliance in all material respects by the other party with its covenants and agreements under the GAC Acquisition Agreement. The consummation of the GAC Acquisition is not subject to any financing condition.
The GAC Acquisition Agreement also contains certain termination rights, including the right of either party to terminate the GAC Acquisition Agreement if the consummation of the GAC Acquisition has not occurred on or before July 31, 2019 (the “Termination Date”) as well as the right to terminate for certain breaches of the GAC Acquisition Agreement which result in the failure of certain conditions to be satisfied, subject to certain limits. Further, if the GAC Acquisition has not been consummated by the Termination Date and all conditions precedent to the Energizer’s obligation to consummate the Acquisition have otherwise been satisfied except for one or more of the Antitrust Conditions, then Energizer would be required to pay the Company a termination fee of $65 million. If the GAC Acquisition Agreement is terminated pursuant to the go-shop provision referenced above, then the Company would be required to pay Energizer a termination fee of $65 million.
Shareholder Agreement
As a condition to the consummation of the GAC Acquisition, the Company plans to enter into a Shareholder Agreement (the “Shareholder Agreement”) with Energizer at closing. The Shareholder Agreement will contain a 24-month standstill provision applicable to the Company, pursuant to which, among other things, subject to certain exceptions contained in the Shareholder Agreement, the Company will be prohibited, either acting alone or in concert with others, from supporting or engaging in certain transactions involving Energizer or seeking to knowingly or intentionally control or influence management, the board of directors or policies of Energizer with respect to such matters. In addition, for a period 18 months beginning on the closing date of the GAC Acquisition (the “GAC Closing Date”), subject to certain limitations and qualifications, the Company will be required to vote in favor of the Energizer’s board’s director nominees and in accordance with the Energizer board’s recommendations on all other matters at any meeting of Energizer’s shareholders.
In addition, pursuant to the Shareholder Agreement, beginning after the 12 month anniversary of the GAC Closing Date, Energizer will be required, at the request of the Company, to use commercially reasonable efforts to file a shelf registration statement covering the resale by the Company in one or more registered offerings. The Company will also have certain rights to demand registration of Shares in an underwritten takedown under the shelf registration and certain “piggy-back” rights to participate in certain registered underwritten public offerings by Energizer. Energizer will be subject to customary obligations regarding the registration of the resale of the Shares and any additional shares acquired by the Company (the “Additional Shares”), the maintenance of an active shelf registration statement and the offer and resale of the Shares and any Additional Shares, subject to customary limitations and exceptions, including Energizer’s right to defer or suspend the registration in certain circumstances and certain cutbacks by the underwriters.
The Shareholder Agreement will include customary indemnification provisions in favor of the Company and related parties against certain losses and liabilities (including reasonable costs of investigation and legal expenses) arising out of or based upon any filing or other disclosure made by Energizer under the securities laws relating to any such registration. Energizer will bear the costs of registration, as well as one-half of any roadshow expenses and the fees of the Company’s outside counsel, subject to certain limitations. The Company will be responsible for selling expenses (including underwriter discounts and commissions) in connection with a resale offering of its Energizer Common Stock.

Pursuant to the Shareholder Agreement, the Company will agree not to transfer any of its Shares or other equity securities in Energizer, or engage in certain hedging transactions from the closing of the GAC Acquisition until the day that is twelve months after the GAC Closing Date and, following such period, subject to certain limitations, not to transfer any such Shares or other equity securities to any person or entity who would thereafter beneficially own more than 4.9% of Energizer’s outstanding shares of equity securities after giving effect to such transaction.

Following the 18 month anniversary of the GAC Closing Date, Energizer will have the right to repurchase any or all of the Shares then held by the Company or its affiliates for a purchase price per share equal to, as more specifically described in the Shareholder Agreement, the greater of the volume-weighted average sales price per share for the ten consecutive trading days beginning on the 12th trading day immediately preceding notice of the repurchase from Energizer and 110% of the Common Stock VWAP, as defined above.

The foregoing descriptions of the GAC Acquisition Agreement (including the form of Shareholder Agreement attached thereto), the GBL Amended Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the actual agreements, copies of which are filed with this Current Report on Form 8-K as Exhibit 2.1 and Exhibit 2.2, respectively, and the terms of which are incorporated herein by reference.

The GAC Acquisition Agreement and the GBL Amended Agreement have been attached to provide investors with information regarding their terms.  They are not intended to provide any other factual information about the Company, Energizer, the GBL Business or the GAC Business.  In particular, the assertions embodied in the representations and warranties in the GAC Acquisition Agreement and the GBL Amended Agreement were made as of a specified date, are modified or qualified by information in one or more confidential disclosure letters prepared in connection with the execution and delivery of such agreements, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the parties.  Accordingly, the representations and warranties in the GAC Acquisition Agreement and the GBL Amended Agreement are not necessarily characterizations of the actual state of facts about the Company, Energizer, the GBL Business or the GAC Business at the time they were made or otherwise and should only be read in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the SEC.

Agreement with Jefferies Financial

The Company and Jefferies Financial Group Inc. (f/k/a Leucadia National Corporation) (“Jefferies”) amended the Shareholders Agreement, dated February 24, 2018, to allow Jefferies to own up to 19.9% of the Company’s common stock, up from 14.9% currently. In connection with the amendment, Jefferies has also agreed to vote its shares consistent with the recommendations of the board of directors at the 2019 meeting of the Company’s shareholders. The amendment was approved by a committee of independent directors of the Company, which was advised by outside counsel.

The foregoing descriptions of the amendment and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the actual agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1, and the terms of which are incorporated herein by reference.

Item 7.01.           Regulation FD Disclosure.

On November 15, 2018, the Company issued a press release announcing the transactions described above. Additionally, the Company announced the reclassification of its Appliances division, consisting of Personal Care and Small Appliances businesses, as continuing operations, effective with the first quarter of fiscal 2019 ending December 31, 2018. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information furnished pursuant to this Item 7.01, including the attached press release, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information or exhibits be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing by the Company with the SEC.

Item 9.01.          Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1
Acquisition Agreement, dated as of November 15, 2018, by and among Spectrum Brands Holdings, Inc. and Energizer Holdings, Inc. (Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request.)

2.2
Amended and Restated Acquisition Agreement, dated as of November 15, 2018, by and between Energizer Holdings, Inc. and Spectrum Brands Holdings, Inc. (Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request.)

10.1	Amendment to the Shareholder Agreement, effective as of November 19, 2018, by and between Spectrum Brands Holdings, Inc. and Jefferies Financial Group Inc. (f/k/a Leucadia National Corporation).

10.2
Shareholder Agreement dated as of February 24, 2018, and effective as of July 13, 2018, by and between Spectrum Brands Holdings, Inc. and Jefferies Financial Group Inc. (f/k/a Leucadia National Corporation) (incorporated herein by reference to Exhibit 10.4 to the Current Report on Form 8-K filed by Spectrum Brands Holdings, Inc. (f/k/a HRG Group, Inc.) on February 26, 2018 (File No. 1-4219)).

99.1	Press Release, dated November 15, 2018

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Certain matters discussed in this report and other oral and written statements by representatives of the Company may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have tried, whenever possible, to identify these statements by using words like “future,” “anticipate”, “intend,” “plan,” “estimate,” “believe,” “belief,” “expect,” “project,” “forecast,” “could,” “would,” “should,” “will,” “may,” and similar expressions of future intent or the negative of such terms. These statements are subject to a number of risks and uncertainties that could cause results to differ materially from those anticipated as of the date of this report. Actual results may differ materially as a result of (1) the impact of our indebtedness on our business, financial condition and results of operations; (2) the impact of restrictions in our debt instruments on our ability to operate our business, finance our capital needs or pursue or expand business strategies; (3) any failure to comply with financial covenants and other provisions and restrictions of our debt instruments; (4) the extent of success of the Company’s revised business strategy and the Company’s ability to execute and realize on the expected benefits of such strategy; (5) the impact of actions taken by significant stockholders; (6) the impact of fluctuations in commodity prices, costs or availability of raw materials or terms and conditions available from suppliers, including suppliers’ willingness to advance credit; (7) interest rate and exchange rate fluctuations; (8) the loss of significant reduction in, or dependence upon, sales to any significant retail customer(s); (9) competitive promotional activity or spending by competitors, or price reductions by competitors; (10) the introduction of new product features or technological developments by competitors and/or the development of new competitors or competitive brands; (11) the effects of general economic conditions, including inflation, recession or fears of a recession, depression or fears of a depression, labor costs and stock market volatility or changes in trade, tariff, monetary or fiscal policies in the countries where we do business; (12) changes in consumer spending preferences and demand for our products; (13) our ability to develop and successfully introduce new products, protect our intellectual property and avoid infringing the intellectual property of third parties; (14) our ability to successfully implement, achieve and sustain manufacturing and distribution cost efficiencies and improvements, and fully realize anticipated cost savings; (15) the seasonal nature of sales of certain of our products; (16) the effects of climate change and unusual weather activity; (17) the cost and effect of unanticipated legal, tax or regulatory proceedings or new laws or regulations (including environmental, public health and consumer protection regulations); (18) public perception regarding the safety of products that we manufacture and sell, including the potential for environmental liabilities, product liability claims, litigation and other claims related to products manufactured by us and third parties; (19) the impact of pending or threatened litigation; (20) the impact of cybersecurity breaches or our actual or perceived failure to protect company and personal data; (21) changes in accounting policies applicable to our business; (22) our ability to utilize net operating loss carry-forwards to offset tax liabilities from future taxable income; (23) government regulations; (24) the impact of expenses resulting from the implementation of new business strategies, divestitures or current and proposed restructuring activities; (25) our inability to successfully integrate and operate new acquisitions at the level of financial performance anticipate; (26) the unanticipated loss of key members of senior management; (27) the effects of political or economic conditions, terrorist attacks, acts of war or other unrest in international markets; (28) the Company’s ability to consummate its pending divestitures on the expected terms and within the anticipated time period, or at all, which is dependent on the parties’ ability to satisfy certain closing conditions, including receipt of regulatory approvals, and our ability to realize the expected benefits of such transactions and to successfully separate such businesses; (29) the Company’s ability to realize the expected benefits from the merger with HRG Group, Inc.; (30) the transition to a new chief executive officer and such officer’s ability to determine and implement changes at the Company to improve the Company’s business and financial performance; and (31) the other risk factors set forth in the SEC filings of Spectrum Brands Holdings, Inc., including the most recently filed Annual Report on Form 10-K or Quarterly Report on Form 10-Q.

The Company also cautions the reader that its estimates of trends, market share, retail consumption of its products and reasons for changes in such consumption are based solely on limited data available to the Company and management’s reasonable assumptions about market conditions, and consequently may be inaccurate, or may not reflect significant segments of the retail market. The Company also cautions the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this report. The Company undertakes no duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes, except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

SPECTRUM BRANDS HOLDINGS, INC.

SB/RH HOLDINGS, LLC

	By:	/s/Ehsan Zargar
	Name:	Ehsan Zargar
	Title:	Executive Vice President, General Counsel and Secretary

Dated: November 19, 2018